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                            SECOND AMENDMENT TO THE
                          METROCORP BANCSHARES, INC.
                    NON-EMPLOYEE DIRECTOR STOCK BONUS PLAN

         This Second Amendment to the MetroCorp Bancshares, Inc. Non-Employee Stock Bonus Plan (the "Plan") was approved by the Board of Directors of MetroCorp Bancshares, Inc. (the "Company") on and is effective as of November 3, 1999.

SECTION 1. AMENDMENT. Pursuant to Section 6.1 of the Plan, the Plan is hereby amended in the following respects:

         a. Section 4.1(iv) of the Plan regarding the division of the shares of Common Stock issuable to the eligible Non-Employee Directors is hereby amended and shall read in its entirety as follows:

         SECTION 4.1

         (iv) The total shares issuable to the eligible Non-Employee Directors as a group for any calendar year (as determined pursuant to subparagraph 4.1(iii) above) shall be divided among such Non-Employee Directors depending upon each person's performance as a Non-Employee Director during such calendar year, including, but not limited to, the number of meetings attended, the number of Company and MetroBank, N.A. events attended, the number of Board Committees served on and involvement in any special projects.

SECTION 2. RATIFICATION. Except as hereby amended, the Plan shall remain unchanged and is ratified and confirmed in all respects.

SECTION 3. DEFINED TERMS. All terms used in this Second Amendment that are defined in the Plan shall have the same meaning as in the Plan.


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         IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Second Amendment to be executed as of the date first above written.

                                            METROCORP BANCSHARES, INC.
                                            BOARD OF DIRECTORS

         Signature                                        Title
         ---------                                        -----

/s/ Don J. Wang                             Chairman of the Board, President and
------------------------                    Chief Executive Officer
Don J. Wang

/s/ Helen F. Chen                           Director
------------------------
Helen F. Chen

/s/ Tommy F. Chen                           Director
------------------------
Tommy F. Chen

/s/ May P. Chu                              Director
------------------------
May P. Chu

/s/ Jane W. Kwan                            Director
------------------------
Jane W. Kwan

/s/ George M. Lee                           Director
------------------------
George M. Lee

/s/ John Lee                                Director
------------------------
John Lee

/s/ Daivd Tai                               Director
------------------------
David Tai

/s/ Joe Ting                                Director
------------------------
Joe Ting


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